UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 16, 2013
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.06.	Material Impairments.
On January 16, 2013, the Audit Committee of the Board of Directors of Caterpillar Inc. (“Caterpillar”) met and the Company concluded that goodwill recorded in connection with the acquisition of ERA Mining Machinery Limited, including its wholly-owned subsidiary Zhengzhou Siwei Mechanical & Electrical Manufacturing Co., Ltd., commonly known as “Siwei”, was impaired. As a result, Caterpillar will record a noncash goodwill impairment charge of approximately $580 million ($0.87 per share) in the quarter ending December 31, 2012. No portion of the impairment charge relates to future cash expenditures.
This impairment charge arises from a determination by Caterpillar that Siwei senior managers engaged in accounting misconduct for several years prior to Caterpillar’s acquisition of Siwei in mid-2012 and the impact of such misconduct. Caterpillar’s investigation of this matter is ongoing.

Item 7.01.	Regulation FD Disclosure.
On January 18, 2013, Caterpillar issued a press release regarding the matters described under Item 2.06 above. The press release is attached as Exhibit 99.1 hereto.
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Forward-Looking Statements
Certain statements in this filing relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.
Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global economic conditions and economic conditions in the industries and markets we serve; (ii) government monetary or fiscal policies and infrastructure spending; (iii) commodity or component price increases and/or limited availability of raw materials and component products, including steel; (iv) our and our customers’, dealers’ and suppliers’ ability to access and manage liquidity; (v) political and economic risks and instability, including national or international conflicts and civil unrest; (vi) our and Cat Financial’s ability to: maintain credit ratings, avoid material increases in borrowing costs, and access capital markets; (vii) the financial condition and credit worthiness of Cat Financial’s customers; (viii) inability to realize expected benefits from acquisitions and divestitures, including the acquisitions of Bucyrus International, Inc. and ERA Mining Machinery Limited; (ix) international trade and investment policies; (x) challenges related to Tier 4 emissions compliance; (xi) market acceptance of our products and services; (xii) changes in the competitive environment, including market share, pricing and geographic and product mix of sales; (xiii) successful implementation of capacity expansion projects, cost reduction initiatives and efficiency or productivity initiatives, including the Caterpillar Production System; (xiv) sourcing practices of our dealers or original equipment manufacturers; (xv) compliance with environmental laws and regulations; (xvi) alleged or actual violations of trade or anti-corruption laws and regulations; (xvii) additional tax expense or exposure; (xviii) currency fluctuations; (xix) our or Cat Financial’s compliance with financial covenants; (xx) increased pension plan funding obligations; (xxi) union disputes or other employee relations issues; (xxii) significant legal proceedings, claims, lawsuits or investigations; (xxiii) compliance requirements imposed if carbon emissions legislation and/or regulations are adopted; (xxiv) changes in accounting standards; (xxv) failure or breach of IT security; (xxvi) adverse effects of natural disasters; and (xxvii) other factors described in more detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on February 21, 2012 for the year ended December 31, 2011. This filing is available on our website at www.caterpillar.com/secfilings.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

	99.1	Caterpillar Inc. press release dated January 18, 2013.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
CATERPILLAR INC.

January 18, 2013	By:	/s/ James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy

EXHIBIT INDEX
Exhibit No.
99.1	Caterpillar Inc. press release dated January 18, 2013.

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